Exhibit 10.34
DATED 20 April 2007
Scottish Biomedical Limited
Telford Pavilion, Todd Campus,
West of Scotland Science Park,
Glasgow, G20 0XA, Scotland, U.K.

“Scottish Biomedical” or “SB”
and
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101, U.S.A.

“Omeros”

SERVICES AND MATERIALS AGREEMENT

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

BUSINESS TERMS AND CONDITIONS / MATERIAL TRANSFER AND USE AGREEMENT

1 BASIS OF THE SALE
1.1	SB shall provide the Services and Materials as set out in the attached Schedules A and B (and C if mutually agreed), subject to these conditions, which shall govern the contract for the provision of the Services and Materials to the exclusion of any other terms and conditions subject to which any request or provision for the Services and Materials is made or purported to be made by Omeros or Scottish Biomedical.

1.2	Whereas nura, inc. and Scottish Biomedical entered into agreements on the 25th February 2005 and 8th August 2005, some of which terms continue to apply to the parties and their work under this agreement, as modified by an amendment referenced in the following Section 1.3.

1.3	Whereas Omeros and SB agree to execute, concurrent with execution of this Services and Material Agreement, the Assignment and Amendment to the prior agreement of 25th February 2005, attached hereto as Exhibit I.

1.4	Whereas Omeros acquired nura, inc. on 7th September 2006

1.5	These parties, SB and Omeros, now wish to extend their work together as outlined with this Agreement.

1.6	No variation to these conditions shall be binding unless agreed in writing between the authorised representatives of Scottish Biomedical and Omeros.

1.7	Scottish Biomedical’s employees or agents are not authorised to make any representations concerning the Services unless confirmed by an authorized official of Scottish Biomedical in writing.

1.8	Omeros’ employees or agents are not authorised to make any representations concerning the Services unless confirmed by the Chief Executive Officer of Omeros in writing.
WARRANTIES
1.9	Scottish Biomedical warrants that it will perform the Services and supply the Materials in accordance with this Agreement including all attached Schedules and with reasonable care and skill, and in accordance with all applicable laws and regulations for the location of the provision of such Services and Materials, but does not guarantee, except where described herein, any particular outcome or results will arise as a result of the provision of the Services or that the Materials will be fit for any specific purpose.

1.10	Save as set out in Clause 2 Scottish Biomedical neither gives nor makes any express warranty to Omeros.

1.11	EXCEPT AS EXPRESSLY PROVIDED HEREIN, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, SCOTTISH BIOMEDICAL AND OMEROS EACH DISCLAIMS ALL IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS, OBLIGATIONS OR DUTIES OF EVERY NATURE (INCLUDING, WITHOUT LIMITATION, ANY EQUITABLE, COMMON LAW OR STATUTORY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, MERCHANTABILITY AND / OR SATISFACTORINESS) IN RESPECT OF THE SERVICES AND MATERIALS, ON THE PART OF SCOTTISH BIOMEDICAL, AND IN RESPECT OF ANY COMPOUNDS PROVIDED FOR ANALYSIS, ON THE PART OF OMEROS. ACCORDINGLY, ALL SUCH IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS, OBLIGATIONS OR DUTIES ARE EXCLUDED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS. NOTHING IN THIS

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

AGREEMENT SHALL HOWEVER OPERATE TO LIMIT OR EXCLUDE ANY LIABILITY FOR FRAUD OR DEATH OR PERSONAL INJURY CAUSED BY EITHER PARTY’S NEGLIGENCE.
1.12	Each party agrees that the foregoing exclusions of express and/or implied warranties and the limitations and exclusions of liability set out in Clause 2 are in all respects fair and reasonable having regard to:-
(a)	the complexity and novelty of the Services and/or the Materials;

(b)	the price / fees to be paid pursuant to this Agreement; and

(c)	the relative resources of the parties.
2	LIMITATION OF LIABILITY

2.1	The following provisions set out Scottish Biomedical’s entire liability (including any liability for the acts and omissions of its employees, agents or sub-contractors) to Omeros in respect of:

2.2	any breach of its contractual obligations arising under this Agreement;

2.2.1	any indemnity granted by Scottish Biomedical under this Agreement; and

2.2.2	any representation (other than fraudulent misrepresentation), statement or delictual or tortious act or omission including negligence arising under or in connection with this Agreement.

2.3	Other than in respect of death and personal injury caused by Scottish Biomedical’s negligence, or in relation to any liability which by law may not be limited or excluded, or in relation to any liability due to Scottish Biomedical’s gross negligence or wilful misconduct, Scottish Biomedical’s liability with regard to any other matter, aspect, fact or thing arising from or relating to this Agreement shall in no event exceed the sums paid and due to be paid hereunder as at the date of the matter giving rise to the claim under the Schedules attached to this Agreement.

2.4	Other than in respect of death and personal injury caused by a party’s negligence, or in relation to any other liability which by law may not be limited or excluded, or in relation to any liability due to a party’s gross negligence or wilful misconduct, each party shall not be liable to the other party for any consequential or indirect loss or loss of profit, business, data, revenue, goodwill or anticipated savings which arises out of or in connection with this Agreement.
3	INTELLECTUAL PROPERTY

3.1	Omeros acknowledges that the background know-how, production and assay methodology supplied by Scottish Biomedical under this Agreement is the property of Scottish Biomedical.

3.2	Scottish Biomedical and Omeros each agree and acknowledge that any and all Results or other intellectual property generated or created under this Agreement are the sole and exclusive property of Omeros. Scottish Biomedical agrees to execute any assignments and declarations or render such other assistance as may be necessary to confirm Omeros’ ownership of such Results and intellectual property, including any patents filed for or obtained based thereon. Such reasonable time (charged at [†]) and

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

costs expended on Omeros’ behalf in this regard shall be reimbursed to Scottish Biomedical through payment of invoices raised at the end of each month where there is such activity by Scottish Biomedical.
3.3	Scottish Biomedical agrees and acknowledges that all compounds and derivatives generated or provided by Scottish Biomedical under this Agreement or provided by Omeros for Scottish Biomedical’s analysis under this Agreement are the sole and exclusive property of Omeros.

3.4	Scottish Biomedical agrees to transfer to Omeros, at no additional charge, all know-how, techniques, synthesis methods and materials developed by Scottish Biomedical for Omeros under this or any prior Agreement to enable Omeros to synthesis or cause to be synthesized all compounds and derivatives made by Scottish Biomedical for Omeros under this or any prior Agreement; provided, however, that if any of Scottish Biomedical’s pre-existing proprietary know-how, techniques, methods or materials that were not developed for Omeros under this or any prior agreement are reasonably necessary to permit Omeros to carry out or cause such synthesis, then Omeros’ right to use such pre-existing proprietary know-how, techniques, methods or materials shall be limited to a non-exclusive license for purposes of carrying out or causing such synthesis.
4	CONFIDENTIAL INFORMATION

4.1	The parties acknowledge and agree to observe their respective obligations of Confidentiality as included in their Mutual Confidentiality Agreement of October 4, 2006 (“Mutual CDA”), which Mutual CDA is hereby expressly incorporated into this Agreement. The parties shall, in accordance with the terms of the Mutual CDA, treat as secret and confidential, and take all proper precautions to protect any information disclosed by each of them to the other in connection with the provision of the Services / Materials including but not limited to any Results and the subject matter of any Patent or Know-how as well as information concerning the parties, this Agreement, and either of their businesses and activities generally or any such information which may come to its knowledge in whatever form or manner imparted or received. Subject as herein provided, and except as provided in the Mutual CDA, any disclosure of such information shall be limited to those employees, agents, servants or staff of both parties who need the information for the purposes of the provision of the Services / Materials and any such disclosures shall be on such terms as to preserve the effect of this Clause (Confidential Information). All compounds and derivatives generated or provided by Scottish Biomedical under this Agreement, or provided by Omeros for Scottish Biomedical’s analysis under this Agreement, and all data and results generated under this Agreement shall be considered and treated as Omeros’ Confidential Information.
5	TERMINATION

5.1	This Agreement shall terminate upon completion of eighteen months from commencement, commencement date being the date when this Agreement has been signed by both parties, subject always to any extension to the duration of the provision of the Services / Materials and License agreed between the parties in writing and subject to the provisions of the contract surviving termination including Warranties

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

(Sections 1.9-1.12), Limitation of Liability (Section 2), Intellectual Property (Section 3), Confidential Information (Section 4), Governing Law (Section 7), Assignment (Section 9), Records Maintenance (Section 10) and the provisions of Sections 13-15. Termination of this Agreement shall not affect the status of all prior agreements between Omeros and Scottish Biomedical or any continuing obligations thereunder, including the Mutual CDA and the prior agreements dated 25th February 2005 (as amended by Exhibit I hereto) and 8th August 2005.
5.2	Either party may terminate this Agreement forthwith:

5.3	if the other party has a winding up order made against it or, except for the purposes of reconstruction, has a resolution for voluntary winding up passed in respect of it, or has a liquidator, receiver or administrator appointed over it;

5.4	in the event of non-performance or breach by the other party of any of its obligations in respect of the Services / Material provision after the giving of written notice by the party not in default to the defaulting party requiring performance of the obligations and the defaulting party remaining in breach of its obligations one (1) month after the receipt thereof.

5.5	Omeros may terminate this Agreement, with or without cause, upon forty-five (45) days prior written notice to Scottish Biomedical. Provided no other Service and Materials Module is ongoing, either party may terminate this agreement upon written notice to the other party or at the end of any Service and Materials Module described in the Schedules attached hereto. In the case of receipt of a notice of termination from Omeros, Scottish Biomedical shall stop work, and Omeros shall be responsible for payment of all Services and Materials performed, and all noncancellable obligations, as of the date of receipt of notice.
6	PAYMENT TERMS

As full and complete consideration for all Materials and Services provided and obligations undertaken in accordance with this Agreement, SB shall issue an invoice at the end of each month for the value of work completed as agreed for that month in the Schedules attached hereto.

All invoices shall be payable by Omeros within thirty (30) days of the date of receipt of invoice from SB, which “receipt” includes faxed copies of invoices.

Payment shall be deposited by electronic transfer to Scottish Biomedical’s bank account, without deduction of charges:

[†]

Or such other bank account as may be nominated in writing by Scottish Biomedical to Omeros.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

7	GOVERNING LAW

This Agreement shall be governed and construed in accordance with the law of the state of Delaware, USA. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the US Federal courts located in the State of Delaware, USA, as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation and effect.

8	SUBCONTRACTING

Scottish Biomedical shall not subcontract out any of the Services under this Agreement without Omeros’ written consent. Omeros hereby consents to Scottish Biomedical’s subcontracting of certain PDE10 screening work to [†] as described in the attached schedules; provided, however, that Scottish Biomedical (i) receives [†]’s written agreement and undertaking to comply with the obligations of Sections 3 and 4 and other sections, as may be applicable, of this Agreement to the same extent as such obligations apply to Scottish Biomedical, (ii) provides Omeros with a copy of such written undertaking, and (iii) shall be responsible for all consideration owed to [†] and for [†] performance of its obligations in accordance with this Agreement.

9	ASSIGNMENT

Neither party may assign this Agreement, or any obligation or right under this Agreement, in whole or in part, without the other party’s prior written consent, which consent will not be unreasonably withheld. Scottish Biomedical consents to Omeros’ assignment of this Agreement in whole or in part in connection with the merger, acquisition consolidation or transfer of all or substantially all of that portion of Omeros’ assets to which this Agreement relates. Subject to these restrictions, this Agreement will be binding upon and will inure to the benefit of the parties’ permitted successors and assignees.

10	RECORDS MAINTENANCE

Scottish Biomedical will maintain complete and accurate written and electronic records, accounts, notes, reports and data relating to its performance of the Services and provision of the Materials (the “Records”). Scottish Biomedical will without added charge retain all of the Records after Scottish Biomedical completes all Services performed and Materials provided for a period of five (5) years. Scottish Biomedical will notify Omeros at least two months before any Records are to be disposed. If at any time Omeros requests receipt of the original Records, Scottish Biomedical will send the original Records to Omeros at Omeros’ expense.

11	AUDITS AND ANSPECTIONS

Omeros’ representatives may visit Scottish Biomedical’s facilities at reasonable times and with reasonable frequency during normal business hours to observe the progress of the Services and to examine documents, facilities, Records, equipment, and any other relevant resources pertaining to the Services and Materials. If Scottish Biomedical receives a request from any regulatory agency to inspect any portion of Scottish Biomedical’s facilities related to the performance of the Services or provision of the Materials, or receives any notice of deficiency from a regulatory agency, Scottish Biomedical will notify Omeros in advance and shall fully inform Omeros of the results of such inspection or notice.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

12	INDEPENDENT CONTRACTORS

The relationship of the parties under this Agreement is that of independent contractors, and this Agreement will not be construed to imply that either party is the agent, employee, or joint venture partner of the other.

13	USE OF NAMES

Except as may be required by law or regulation after first providing reasonable advance notice to the other party, neither party may disclose the existence of this Agreement or its terms, or use the other party’s name in any promotional, advertising or other materials without the prior written consent of the other party. Scottish Biomedical hereby consents to Omeros’ disclosure of this Agreement and Scottish Biomedical’s name to Omeros’ current and potential employees, consultants, directors, shareholders, investors and partners as having provided the Services and Materials.

14	THIRD PARTY INTELLECTUAL PROPERTY

Each party undertakes and agrees to respect the valid intellectual property rights of any third party that relates to the Services and the Materials, and will notify the other party if they are aware that the provision of any proposed Services or Materials infringes any known third party intellectual property rights.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

15	CONSTRUCTION

If any provision of this Agreement is held to be unenforceable, that provision will be construed and reformed to permit enforcement to the maximum extent permissible consistent with the parties’ original intent, and the remainder of this Agreement will continue in full force and effect. Either party’s failure to enforce any provision of this Agreement will not be considered a waiver of future enforcement of that or any other provision.

SUBSCRIBED for and on behalf of	/s/ Stephen Hammond
SCOTTISH BIOMEDICAL LIMITED at
Glasgow on the 24th day of April
2007 by Stephen Hammond its
Director before the following
witness:
Witness Name:	/s/ Eric Smith
Eric Smith	Witness
Occupation:
Accountant

SUBSCRIBED for and on behalf of	/s/ Gregory A. Demopulos
OMEROS CORPORATION, 1420 Fifth
Avenue, Suite 2600, Seattle, WA
98101, at Seattle on the ___day
of April 2007 by Gregory A.
Demopulos, M.D., its Chairman and
Chief Executive Officer
(authorised official), before the
following witness:
Witness Name:	/s/ Marcia S. Kelbon
Marcia S. Kelbon	Witness
Address: 1420 Fifth Avenue, Suite
2600, Seattle, WA 98101...
Occupation:
Vice President, General Counsel
Omeros Corporation

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

SCHEDULE A
PROJECT SPECIFICATION
Detailed within is the project outline to be implemented for a lead optimization programme to identify novel PDE10 inhibitors for Omeros.
SB will undertake a PDE10 medicinal chemistry programme to identify potent and bio available PDE10 inhibitors which are specifically aimed at the generation of a Phase I clinical candidate (the “Project”). To achieve this SB aims to produce a compound that has:
•	[†]

•	[†]

•	[†]

•	[†]

•	[†]
SB shall provide written monthly reports to Omeros summarizing [†]. The reports also shall summarize chemical routes used.
The Project activity will last for a minimum of 3 months, this being the duration of Module 1, unless terminated in accordance with the provisions of this Agreement.
[†]
[†]
Each subsequent “Module” shall be undertaken only upon mutual agreement in advance, including a monetary value computed in accordance with Schedule B, by a Module Schedule setting out the details, expected duration and deliverables (template at Schedule C). Each Module Schedule shall be signed by an authorised official of each party, preferably before the end of the current Module, but in any event before commencement of that subsequent Module for which fees will be paid by Omeros.
Unless otherwise agreed between Omeros and Scottish Biomedical, should there be any gap of greater than thirty (30) days between (i) Omeros’ receipt from Scottish Biomedical and [†] of all final data, compounds and derivatives deliverable for any module and (ii) Omeros’ execution of a Services and Materials Module (Schedule C) authorizing the commencement of the next module, then Scottish Biomedical reserves the right to re-state timescales and re-allocate / change the personnel it allocates to Omeros’ work, depending on its other resource and business requirements. Any changes of personnel shall be with scientists with similar skill levels.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Scheduled
Module	Description	Duration
All	Project Manager: Colin Dick.	throughout	Comments
[†]	[†]	[†]	[†]

[†]	[†]	[†]	[†]

[†]	[†]	[†]	[†]

[†]	[†]	[†]	[†]

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

SCHEDULE B
PROJECT PLAN AND FEES
I. Project Plan
The previous collaboration between Nura and Scottish Biomedical resulted in the identification of novel patentable compounds that [†]. As described in greater detail in Schedule A, to optimise this advanced lead series we will begin to synthesise the [†] compounds, listed in Appendix 1 attached hereto, that will address the issues of metabolic stability and solubility.
A. Communication
Colin Dick will resume as Project Leader and will head Scottish Biomedical’s Project Team with [†] as lead chemist. During the project, at the end of each week, photocopies of all chemistry lab books will be sent to Omeros as a pdf together with a summary of work completed and in progress.
The Project Team at SB will review the data and discuss future plans at a weekly teleconference with Omeros ([†]).
However, lines of communication are open between Omeros and Scottish Biomedical on an ad hoc basis.
B. Assay Specifications
[†]
C. Compound Purity Checks on SB Synthesized Compounds
[†]
II. Chemistry
A. Description
Scottish Biomedical’s chemists will re-commence the project. [†]

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

B. Monthly resource / fees
1. Module 1
[†]
2. Subsequent Modules
If subsequent modules are agreed, it is anticipated that chemistry staffing for the Service will be continuing at that level of resource. Therefore, unless otherwise agreed, the SB fee for chemistry work during any agreed modules after module 1 will be [†] per month, or a pro-rated portion of this fee for periods of less than a full month.
The above monthly fee for Module 1 and any subsequent modules includes, in addition to the SB chemists, all standard materials and consumables, plus appropriate Project Management of this element. This provision includes production of compounds / [†] where ordered by Omeros / teleconferences etc.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

III. Biology
A. General Description
PDE Selectivity Testing at SB, PDE10 screening at [†], as described below.
SB has allowed for the equivalent of 1 full-time SB biologist to undertake all this work at SB, plus additional SB biology resources/personnel for [†].
B. Specific Description and Monthly resource / fees
1. PDE Selectivity Testing
a. Specific Description
[†]
b. Monthly resource / fees
i. Module 1
[†]
ii. Subsequent Modules
Thereafter – pricing on per compound / per well basis for any agreed subsequent modules, as follows:
The fee for select [†] testing per well is:
per batch* of :
[†] wells            $ [†] per well
[†] wells       $ [†] per well
[†] wells            $ [†] per well

*	SB shall await Omeros instructions prior to commencing testing so as to control batch size, subject to any mutually agreed time constraints. Such instruction shall be issued by e-mail from [†] or such other Omeros personnel as may be subsequently designated by Omeros in writing.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

2. PDE10 Screening at [†]
a. Specific Description
PDE10 screening will be carried out at [†], with SB to Project Manage the Collaboration.
Scottish Biomedical will assist the [†] in setting up and validating the reconstructed vector and subsequent protein production as well as instruction on the PDE assay.
b. Monthly resource / fees
i. Module 1:
[†]
ii. Subsequent Modules
Thereafter – pricing on per compound / per well basis for any agreed subsequent modules, as follows:
The fee for [†] testing per well is:
per batch* of :
[†] wells            $ [†] per well
[†] wells       $ [†] per well
[†] wells           $ [†] per well

*	SB shall await Omeros instructions prior to commencing testing so as to control batch size, subject to any mutually agreed time constraints.
IV. Total fees (Chemistry + Biology)
A. Module 1 = 3 months
[†]
B. Subsequent Modules: Monthly fees from month 4 onwards:
The fee for each month from month 4 onwards, that may be agreed for any subsequent modules, is Chemistry at [†] (or pro-rated for any period of less than a full month) plus an invoice for all agreed PDE selectivity testing at SB per the above pricing and PDE10 screening at [†] per the above pricing completed during such month.
Should the Project continue beyond 1st April 2008 then all SB /[†]prices will increase for inflation by [†]with effect from that date.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

V. Testing of Compounds Supplied by Omeros
A. [†] Testing for compounds supplied by Omeros
Should Omeros wish to have [†] carried out by Scottish Biomedical separately from compound production then the fee is $ [†]. This fee would cover an SB chemist to spend time to provide [†] knowledge to the project. Looking at synthetic feasibility/literature searching/patents for potential compounds
B. PDE Selectivity Testing by SB of Omeros supplied Compounds
1) The fee for PDE IC50 testing, for select PDEs* per well is:
per batch** of :
[†] wells            $ [†] per well
[†] wells       $ [†] per well
[†] wells            $ [†] per well

*	IC50 testing for selected PDE1-5, 7-9, 11 to be completed at SB.

**	SB shall await Omeros instructions prior to commencing testing so as to control batch size, subject to any mutually agreed time constraints.
C. PDE10 Screening at [†]of Omeros supplied Compounds
The fee for PDE10 IC50 testing, per well is:
per batch* of :
[†] wells            $ [†] per well
[†] wells       $ [†] per well
[†] wells            $ [†] per well

*	SB shall await Omeros instructions prior to commencing testing so as to control batch size, subject to any mutually agreed time constraints.
This rate is offered to Omeros whilst the project is ongoing as part of the overall project for simplicity. However should Omeros require such PDE10 screening following completion of the overall SB work then SB reserves the right to re-quote for this testing.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

SCHEDULE C
MODULE TEMPLATE
OMEROS CORPORATION
MODULE X
under the terms and conditions of
SERVICES AND MATERIALS AGREEMENT dated 20 April 2007
Module Title:
Module Initiation Date:
Service Provider: Scottish Biomedical Limited
1. Scope of Work. Scottish Biomedical will
2. Deliverables. Scottish Biomedical will, for each compound, deliver to Omeros: (a) a report summarizing the results of all testing completed; and (b) a copy of all original data.
3. Timeline. Scottish Biomedical will use reasonable efforts to provide test results within xxxxx weeks of receipt of compounds for testing from Omeros.
4. Compensation. As full and complete consideration for all Services provided and obligations undertaken under this Task Order, Omeros shall pay Scottish Biomedical US $_____
Final payment shall be due upon _____ Where the module duration is > 1 month then SB shall invoice at the end of each month for the appropriate portion of the agreed fee within the module, and invoice the balance due for the module upon completion. All SB invoices shall be paid within thirty (30) days of receipt.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

The above Module is accepted and acknowledged by each party through the signature of its authorized representative below, and is effective as of (date) _____

SCOTTISH BIOMEDICAL LIMITED	OMEROS CORPORATION

By:	By:

Name:	Name:	Gregory A. Demopulos,M.D.

Title:	Title:	Chairman & CEO

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Appendix 1
     Proposed alterations to current catechols.
     [†] [Redaction continues for three pages]

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EXHIBIT I
ASSIGNMENT AND AMENDMENT dated 20 April 2007
of the
SERVICES AND MATERIALS AGREEMENT dated 25 February 25 2005
By and between
SCOTTISH BIOMEDICAL LIMITED T/A “SCOTTISH BIOMEDICAL”
and NURA, INC.
This is an assignment and amendment (this “Amendment”) effective 20 April 2007, between Scottish Biomedical Limited T/A “Scottish Biomedical” (“Scottish Biomedical”), Omeros Corporation (“Omeros”) and nura, inc. (“Nura”) of the Services and Material Agreement dated February 25, 2005 (“this Agreement”, which term shall not be construed herein to refer to any former or subsequent agreement between any of the parties) between Scottish Biomedical and Nura, a copy of which is attached hereto as Exhibit A, related to Nura’s PDE10 program.
Whereas Omeros acquired Nura effective August 11, 2006, with Nura now being a wholly owned subsidiary of Omeros and all of Nura’s research programs having been transferred to Omeros; and
Whereas Omeros and Scottish Biomedical wish to have Scottish Biomedical provide additional services to Omeros related to Omeros’ PDE10 program on a fee basis under a separate agreement, and Omeros and Scottish Biomedical wish to amend this Agreement to clarify and provide for continuing obligations there under;
Therefore, in consideration of the above and other good and valuable consideration, the parties hereby agree as follows:
Assignment:
Nura hereby assigns to Omeros all of Nura’s rights and obligations under this Agreement, to be enjoyed by and binding on Omeros to the same extent as enjoyed by and binding on Nura, Omeros hereby accepts such assignment, and Scottish Biomedical hereby consents to and acknowledges such assignment. Nura shall have no further right or obligation under this Agreement or this Amendment.
Amendment:
Scottish Biomedical and Omeros agree that this Agreement is hereby amended as follows:
All references to Nura are to be understood and interpreted as referring to Omeros.
Subsection 5.1 of Section 5 (Termination) of this Agreement is amended to read as follows:

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

5

5.1	This Agreement shall terminate upon completion of twelve months from commencement, commencement date being the date when this Agreement was signed by both parties, subject always to any extension to the duration of the provision of the Services / Materials and License agreed between the parties and subject to the following provisions of this Agreement that shall survive termination: Section 3 (Intellectual Property); Section 4 (Confidential Information), Section 7 (Governing Law), Section 8 (Assignment) and the Module 2 Milestone and Royalty provisions (patent filings, clinical development, regulatory approval, commercial sales) set forth in the Project Specification Schedule to this Agreement.
Section 7 (Governing Law) of this Agreement is amended to read as follows:
7	GOVERNING LAW

This Agreement shall be governed and construed in accordance with the law of the state of Delaware, USA. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the US Federal courts located in the State of Delaware, USA, as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation and effect.
The following new Section 8 (Assignment) is added to this Agreement:
8	ASSIGNMENT

Neither party may assign this Agreement, or any obligation or right under this Agreement, in whole or in part, without the other party’s prior written consent, which consent will not be unreasonably withheld. Scottish Biomedical consents to Omeros’ assignment of this Agreement in whole or in part in connection with the merger, acquisition consolidation or transfer of all or substantially all of that portion of Omeros’ assets to which this Agreement relates. Subject to these restrictions, this Agreement will be binding upon and will inure to the benefit of the parties’ permitted successors and assignees.
The Project Specification Schedule, Module 2, Milestone and Royalty Table of this Agreement is replaced with the following definitions and amended table to read as follows:
The costs for provision of this library are set forth in the following table, in which terms used are defined as follows:
“Scottish Biomedical Library Compound” refers to a compound screened and selected during the performance of this Agreement from Scottish Biomedical’s compound library pre-existing prior to this Agreement.
“Scottish Biomedical Series” means a series of structurally related novel compounds initially synthesized by Scottish Biomedical during the performance of this Agreement which are derivatives of a Scottish Biomedical Library Compound.
“Derivative” means a novel compound initially synthesized by Scottish Biomedical, during the performance of this Agreement or during the performance of a separate agreement between Scottish Biomedical and Omeros, which is a chemical derivative of a Scottish Biomedical Library Compound.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

“Subject Patent Application” means, for each unrelated Scottish Biomedical Series, the first patent application filed by Omeros anywhere in the world claiming as novel chemical entities such Scottish Biomedical Series or a subset of such Scottish Biomedical Series.
“Net Revenue” means revenue received by Omeros (cash or monetary equivalents) less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes, and any other governmental taxes imposed on particular sales; transportation charges and allowances; commissions to third party sales agents; and credits to customers because of rejections or returns.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
Royalties	[†] of Omeros’ Net Revenue realized from (i) sales by Omeros, and (ii) proceeds paid to Omeros from sales by third parties authorized by Omeros, of a Scottish Biomedical Library Compound in each country world-wide in which such Scottish Biomedical Library Compound is literally encompassed by one or more valid and subsisting claims to novel chemical entities included in a patent issued to Omeros in such country from a Subject Patent Application or foreign counterpart thereof; or

[†] of Omeros’ Net Revenue realized from (i) sales by Omeros, and (ii) proceeds paid to Omeros from sales by third parties authorized by Omeros, of a Derivative in each country world-wide in which such Derivative is literally encompassed by one or more valid and subsisting claims to novel chemical entities included in a patent issued to Omeros in such country from a Subject Patent Application or foreign counterpart thereof.
For purposes of clarity, not withstanding anything to the contrary above, Omeros and Scottish Biomedical agree that the above milestone and royalty payment provisions shall not apply to any compound synthesized or developed by [†] for which Omeros is required to pay milestones and/or royalties to [†] or [†] successor-in-interest.
Continued Agreement
All other provisions of this Agreement including all attachments thereto, as amended herein above, shall continue in full force and effect during the term of this Agreement.
This Amendment is accepted and acknowledged by each party, as of the Effective Date set forth herein above, through the signature of its authorized representative(s) below:

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

SCOTTISH BIOMEDICAL LIMITED		OMEROS CORPORATION

By:	/s/ Stephen Hammond	By:	/s/ Gregory A. Demopulos

Name:	Stephen Hammond	Name:	Gregory A. Demopulos, M.D.

Title:	Chief Executive	Title:	Chairman & CEO

NURA, INC.

		By:	/s/ Gregory A. Demopulos

		Name:	Gregory A. Demopulos, M.D.

		Title:	President

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EXHIBIT A
Copy of SERVICES AND MATERIALS AGREEMENT dated 25 February 2005
By and between
SCOTTISH BIOMEDICAL LIMITED TIA “SCOTTISH BIOMEDICAL”
and NURA, INC.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

DATED (February 25/2005)
SCOTTISH BIOMEDICAL LIMITED TIA “SCOTTISH BIOMEDICAL”
and
Nura Inc. “The Client”

SERVICES AND MATERIALS AGREEMENT

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

SCOTTISH BIOMEDICAL
BUSINESS TERMS AND CONDITIONS / MATERIAL TRANSFER AND USE AGREEMENT
1 BASIS OF THE SALE
1.1	Scottish Biomedical shall provide the Services and Materials as set out in the Schedule, subject to these conditions, which shall govern the contract for the provision of the Services and Materials to the exclusion of any other terms and conditions subject to which any request for the Services and Materials is made or purported to be made by The Client.

1.2	No variation to these conditions shall be binding unless agreed in writing between the authorised representatives of Scottish Biomedical and The Client.

1.3	Scottish Biomedical’s employees or agents are not authorised to make any representations concerning the Services unless confirmed by Scottish Biomedical in writing.

1.4	Scottish Biomedical shall grant a 12-month non-exclusive licence to The Client to use its production and assay methodology under the terms and conditions of this Agreement.

1.5	The Client shall not provide any Material originating from Scottish Biomedical to any third party whatsoever and shall not grant any sub-licenses over the assay methodology licensed to it by Scottish Biomedical, without the specific written permission of Scottish Biomedical. Scottish Biomedical hereby gives permission as part of these Terms that it or The Client shall supply Materials from Scottish Biomedical as part of this Agreement to ComGenex of Hungary.
WARRANTIES

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

2

1.6	Scottish Biomedical warrants that it will perform the Services and supply the Materials with reasonable care and skill but does not guarantee any particular outcome or results will arise as a result of the provision of the Services or that the Materials will be fit for any specific purpose.

1.7	Save as set out in Clause 2 Scottish Biomedical neither gives nor makes any express warranty to The Client.

1.8	TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, SCOTTISH BIOMEDICAL DISCLAIMS ALL IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS, OBLIGATIONS OR DUTIES OF EVERY NATURE (INCLUDING, WITHOUT LIMITATION, ANY EQUITABLE, COMMON LAW OR STATUTORY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, MERCHANTABILITY AND/OR SATISFACTORINESS) IN RESPECT OF THE SERVICES AND MATERIALS. ACCORDINGLY, ALL SUCH IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS, OBLIGATIONS OR DUTIES ARE EXCLUDED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS. NOTHING IN THIS AGREEMENT SHALL HOWEVER OPERATE TO LIMIT OR EXCLUDE ANY LIABILITY FOR FRAUD OR DEATH OR PERSONAL INJURY CAUSED BY SCOTTISH BIOMEDICAL’S NEGLIGENCE.

1.9	The Client agrees that the foregoing exclusions of express and/or implied warranties and the limitations and exclusions of liability set out in Clause 2 are in all respects fair and reasonable having regard to:-
(a)	the complexity and novelty of the Services and/or the Materials;

(b)	the price / fees to be paid pursuant to this Agreement; and

(c)	the relative resources of the parties.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

3

2 LIMITATION OF LIABILITY
2.1	The following provisions set out Scottish Biomedical’s entire liability (including any liability for the acts and omissions of its employees, agents or sub-contractors) to The Client in respect of:
2.2	any breach of its contractual obligations arising under this Agreement;

2.2.1	any indemnity granted by Scottish Biomedical under this Agreement; and

2.2.2	any representation (other than fraudulent misrepresentation), statement or delictual or tortious act or omission including negligence arising under or in connection with this Agreement.

2.3	Other than in respect of death and personal injury caused by Scottish Biomedical’s negligence, or in relation to any liability which by law may not be limited or excluded, Scottish Biomedical’s liability with regard to any other matter, aspect, fact or thing arising from or relating to this Agreement shall in no event exceed the sums paid [and due to be paid] hereunder as at the date of the matter giving rise to the claim under the Final Proposal Document [or, where the Proposal consists of a series of Tasks, only in respect of the sums paid [and due to be paid] for the relevant Task(s)].

2.4	Other than in respect of death and personal injury caused by Scottish Biomedical’s negligence, or in relation to any other liability which by law may not be limited or excluded, Scottish Biomedical shall not be liable for any consequential or indirect loss or loss of profit, business, data, revenue, goodwill or anticipated savings which arises out of or in connection with this Agreement.
3 INTELLECTUALPROPERTY
3.1	The Client acknowledges that the production and assay methodology supplied under this Agreement is the property of Scottish Biomedical.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

4

3.2	Scottish Biomedical and The Client each agree and acknowledge that any Results or other intellectual property generated or created under this Agreement are the property of The Client; provided, however that all such Results and other intellectual property shall be subject to a first position security interest in favour of Scottish Biomedical securing The Client’s payment obligations under this Agreement.
4 CONFIDENTIAL INFORMATION
4.1	The parties acknowledge and agree to observe their respective obligations of Confidentiality. The parties shall treat as secret and confidential, and take all proper precautions to protect, any information disclosed by each of them to the other in connection with the provision of the Services / Materials including but not limited to any Results and the subject matter of any Patent or Know-how as well as information concerning the parties, this Agreement, and either of their businesses and activities generally or any such information which may come to its knowledge in whatever form or manner imparted or received. Subject as herein provided, any disclosure of such information shall be limited to those employees, agents, servants or staff of both parties who need the information for the purposes of the provision of the Services / Materials and any such disclosures shall be on such terms as to preserve the effect of this Clause (Confidential Information).

4.2	The Client shall ensure that ComGenex observes these Confidentiality provisions.
5 TERMINATION
5.1	This Agreement shall terminate upon completion of twelve months from commencement, commencement date being the date when the Agreement has been signed by both parties, subject always to any extension to the duration of the provision of the Services / Materials and License agreed between the parties and subject to the provisions of the contract surviving

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

5

termination including Confidential Information / Confidentiality / Milestone Payments and Royalty Fees.
5.2	Either party may terminate this Agreement forthwith:

5.3	if the other party has a winding up order made against it or, except for the purposes of reconstruction, has a resolution for voluntary winding up passed in respect of it, or has a liquidator, receiver or administrator appointed over it;

5.4	in the event of non-performance or breach by the other party of any of its obligations in respect of the Services / Material provision after the giving of written notice by the party not in default to the defaulting party requiring performance of the obligations and the defaulting party remaining in breach of its obligations one (1) month after the receipt thereof.

5.5	Upon termination The Client shall return to Scottish Biomedical all copies of the methodologies supplied to it under the Agreement and cease to use them.
6 PAYMENT TERMS
The Client shall be issued with an initial invoice on signing of the agreement to the value of 30% of the total due under the Agreement or 30% of the total initial order placed by The Client.
The Client shall be issued with a second invoice to the value of 30% of the total due mid-way through the agreed work programme, and then a final invoice shall be issued for the balance due under the Agreement (or total initial order) once all the Services and Materials have been completed / provided.
Each invoice shall be payable by The Client within 30 days of the date of invoice from Scottish Biomedical.
Payment shall be deposited by electronic transfer to Scottish Biomedical’s bank account:

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

6

[†]	[†]
GOVERNING LAW
This Agreement shall be governed and construed in accordance with the law of Scotland. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Scottish courts as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation and effect.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

7

SUBSCRIBED for and on behalf of

SCOTTISH BIOMEDICAL LIMITED

at Glasgow on the day of

2005

by its Director before the following

witness:-	/s/ Stephen Hammond

Witness Name	/s/ illegible signature	Witness

Occupation: Principal Scientist

SUBSCRIBED for and on behalf of

Nura Inc.

at Seattle on the 25th day of

February, 2005	/s/ Patrick Gray

by Patrick Gray its Chief Executive
Officer before the following witness:-

Witness Name: Mark Benjamin Witness	/s/ Mark Benjamin

Address 1124 Columbia Street, Seattle, WA, 98034 USA

Occupation Chief Business Officer, Nura Inc.

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

8

SCHEDULE
PROJECT SPECIFICATION

Module 1	Provision of Purified Human PDE10Al, Assay Details and Technical Support

[†]

Module 2	Provision of Scottish Biomedical’s [†] Compound PDE10 Enriched Library

[†]

Module 3	Human PDE1-11 Profiling, Single Point Screens

[†]

Module 4	Human PDE1-11 profiling, Comprehensive IC50 Determination

[†]

Module 5	Purchase of Scottish Biomedical’s [†] Compound PDE10 Enriched Library

[†]

†	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

1